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                                                                    EXHIBIT 99.5

Labour Contract for Hiring Employees of the AsiaInfo Computer Networks (Beijing) Co. Ltd.

Party A: AsiaInfo Computer Networks (Beijing) Co. Ltd.

Party B: [Name of Executive]

In accordance with the Labour Law of the People's Republic of China and relevant regulations of the State, Party A and Party B have, on the basis of the principle of equality and free will and after consultation, agreed to enter into this Labour Contract and abide by the provisions stipulated in this Contract.

1.       Term of the Labour Contract

         This Contract shall be the type of contract with a limited term of 2 years, commencing on [___________] and ending on [___________]. The probationary period shall be [________].

2.       Party B's Post and Work

         Party B agrees to engage in work in the [______________] Department and assume the post of [________________] according to the needs of Party
         A. The duties, working tasks, responsibilities and objectives of Party B's post shall be in conformity with the working standards or the relevant regulations stipulated by Party A.

3.       Labour Protection and Labour Conditions

         Party A shall, in accordance with the relevant state regulations on labour safety and protection, provide Party B with necessary labour tools and labour protection articles for use.

4.       Labour Remuneration and Welfare Treatments

(i). Party B shall, in accordance with Party A's wage distribution system, be entitled to enjoy the wage remuneration and treatments for his post (duties). Party A shall, on the 25th day of each month, pay Party B the wages of that month, the amount of which shall be US$[____________] per year (before tax). Party B shall pay tax according to law.

(ii). Party A and Party B shall, in accordance with the relevant regulations of the State, pay social insurance in relation to pension, unemployment, serious illness, provident funds for accommodation, etc.

(iii). The treatments relating to official public holidays, annual leave, marriage or funeral leave, maternity leave, etc. shall be provided to Party B in accordance with the relevant regulations of the State and the Company.
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(iv).    Where Party B becomes injured or crippled as a result of work, Party A shall actively responsible for providing medical treatment to Party B until the period of medical treatment ends. Where Party B dies as a result of work, the funeral fees or funds for supporting the direct relatives of the deceased shall be paid in accordance with the regulations stipulated by the State and Party A.

(v). Where Party B suffers sickness or becomes injured during the term of employment, the wages for sick leave and medical allowances shall be paid in accordance with the regulations stipulated by the State and Party A.

(vi). Where Party B is promoted, demoted or transferred to another department due to working needs or personal ability, the wages of Party B shall be re-appraised and re-decided for his post and paid in accordance with the relevant regulations of the Company.

5.       Labour Principles

         Party A shall formulate various rules and regulations in accordance with the relevant regulations of the State. Party B shall conscientiously abide by these rules and regulations and submit himself to the management of Party A. If Party B violates labour disciplines, Party A may, in accordance with the rules and regulations of the State and the Company and in the light of the seriousness the case, impose disciplinary sanctions and economic punishment on Party B and may even terminate this Contract.

6. Amendment, Cancellation, Termination and Renewal of Labour Contract and Compensation

(i). Where there is a change in Party A's production and operating conditions or Party B's working post, tasks, duties and wages as a result of a change in the objective conditions on the basis of which this Contract is executed, Party A and Party B may, through consultation, agree to amend the relevant contents of this Contract.

(ii). Prior to the expiry of this Contract, where there is a change in subjective and objective conditions of either Party or both Parties, Party A and Party B may, through consultation, agree to an early termination of this Contract.

(iii).   In any of the following circumstances, Party A may terminate this
         Contract:

         a. where it is proved, during the probationary period, that Party B has failed to meet employment requirements;

         b. where Party B has seriously violated labour disciplines or Party A's rules and regulations;

         c. where Party B has been pursued for criminal liabilities according to law;

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         d.       where Party B has committed serious dereliction of his duties, or has practised graft, causing material losses to the Company.

(iv). In any of the following circumstances, Party A may terminate this Contract by giving 30 days' written notice to Party B:

         a. where, after undergoing a period of medical treatment, Party B who has suffered an illness or become injured not as a result of work is unable to perform the original task or any other tasks assigned by Party A;

         b. where Party B is not capable of performing the given tasks, even after training and re-assignment of tasks;

         c. where Party A and Party B fail to reach an agreement after consultation regarding the amendment of this Contract in accordance with paragraph ( i )of Article 6 of this Contract.

(v). If Party A actually needs to reduce its staff during a period of statutory reorganisation as a result of being on the verge of bankruptcy or having experienced serious difficulty in production and operation, it may terminate this Contract by informing all employees of the situation and reporting the same to the labour administrative department 30 days in advance.

(vi). Where Party A terminate this Contract in accordance with the provisions stipulated in the paragraphs (iv) and (v) above, it shall, in accordance with relevant laws and regulations of the State and the Beijing Municipality, pay economic compensation and medical allowances.

(vii). In any of the following circumstances, Party A shall not terminate or cancel this Contract in accordance with paragraphs (iv) and (v) of
         Article 6 of this Contract:

         a. where Party B suffers an occupational disease or a work-related injury and has been confirmed by the relevant labour appraisal committee as being totally or partially incapable of performing his work after the period of medical treatment;

         b. where a female employee is pregnant, on maternity leave or within the period for nursing;

         c. where Party B is recovering from sickness or a job-related injury within the stipulated medical period;

         d. other circumstances stipulated by the law and administrative regulations.

(viii). In any of the following circumstances, Party B may, at any time, terminate this Contract by giving notice to Party A:

         a.       during the probationary period;

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         b.       Party A forces Party B to work by means of violence, threat, imprisonment or illegal restriction of personal freedom;

         c. Party A fails to pay labour remuneration to Party B or to provide Party B with normal labour conditions in accordance with this Contract;

         d. Party B is admitted to a full-time college at his own expense after passing an entry examination or shall perform military service according to law;

         e. where other conditions stipulated in state regulations are satisfied.

(ix). Where Party B terminates this Contract in circumstances other than those provided in paragraph (viii), it shall notify Party A in writing 30 days in advance.

(x). Where a case regarding the material losses caused by Party B to Party A has not been completely settled or investigations into other problems are still pending, Party B shall not terminate this Contract in accordance with the provisions stipulated in paragraph (ix).

(xi). This Contract shall automatically terminate upon expiry of the term of the Contract.

(xii). Upon expiry of the term of this Contract, Party A and Party B may, through consultation, agree to renew this Contract.

7.       Economic Compensation and Damages

(i). Where Party B suffers damages as a result of Party A having terminated this Contract in contravention of the provisions stipulated in this Contract, Party A shall, in accordance with the relevant regulations of the State and the local government, be liable to pay compensation to Party B.

(ii). Where Party A incurs losses as a result of Party B having terminated this Contract in contravention of relevant regulations or the provisions stipulated in this Contract, Party B shall pay compensation to Party A for the following losses:

         a.       the expenses incurred by Party A for recruiting Party B;

         b. training expenses paid by Party A for Party B; where a separate agreement has been entered into between both parties, relevant matters shall be handled in accordance with that agreement;

         c. direct economic losses caused to production, operations and work;

         d. economic losses caused to Party A as a result of Party B having divulged the Company's technical or commercial secrets.

8.       Miscellaneous

(i).     Other provisions required to be agreed upon by Party A and Party B:

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(ii).    Matters  not  covered in this  Contract  shall be handled in accordance  with  relevant  state regulations.

(iii). Where an dispute arises between Party A and Party B out of the performance of this Contract, both Parties shall, within 60 days upon the occurrence of the dispute, be entitled to apply to the local dispute arbitration committee for arbitration of the dispute. Where either Party disagrees with an arbitration award, it may institute legal proceeding with a people's court.

(iv). This Contract is executed in duplicate, with Party A and Party B each holding one original. This Contract shall become effective as from the date of execution.

9.       Appendixes

         The Confidentiality and Non-competition Agreement, the Job Description, Profile and Objective Setting shall be appendixes to this Contract.



Party A (official seal):

Legal Representative or Authorised Proxy (official seal):

Date:

Party B (official seal): (signature) ([Name of Executive])

Date:



Certificate Issuing Authority

Officer Issuing Certificate

Date:

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